Calculation of Filing Fee Tables
S-8
GoDaddy Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.001 par value per share, reserved for issuance pursuant to the GoDaddy Inc. Amended and Restated 2024 Omnibus Incentive Plan	Other	3,116,000	$ 91.45	$ 284,958,200.00	0.0001381	$ 39,352.73
Total Offering Amounts:						$ 284,958,200.00		$ 39,352.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 39,352.73
Offering Note
[1]	(a) This Registration Statement on Form S-8 covers 3,116,000 shares of Class A common stock, par value $0.001 per share, of GoDaddy Inc. (Shares) reserved for issuance under the GoDaddy Inc. Amended and Restated 2024 Omnibus Incentive Plan (the Omnibus Incentive Plan). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional Shares that may become issuable under the Omnibus Incentive Plan by reason of any stock dividend, stock split, or other similar transaction affecting the Shares. (b) Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for the Registrants Shares on the New York Stock Exchange on July 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources